Exhibit 99.1

BIO-TECHNE RELEASES SECOND QUARTER FISCAL 2018 RESULTS

Minneapolis/February 6, 2018/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the second quarter ended December 31, 2017.

Second Quarter FY2018 Snapshot

●	Second quarter organic revenue increased by 14% (17% reported) to $154.2 million.

●

GAAP EPS was $1.29 vs. $0.20 one year ago. GAAP EPS saw a one-time benefit of $0.94 from tax reform, largely due to the revaluation of deferred tax liabilities. Delivered adjusted earnings per share (EPS) of $1.02, an increase of 26% over the prior year. The impact of recently passed tax reform positively impacted adjusted EPS by $0.08, or 10% over last year.

●	Excellent commercial execution with all major regions and life science end-markets experiencing double-digit growth.

●	Biotechnology Segment delivered 14% organic growth with Advanced Cell Diagnostics (ACD) growth over 40% and the remaining segment’s core products organically growing over 10%.

●

Protein Platforms segment delivered 33% organic growth in the second quarter, representing the eighth consecutive quarter with double-digit organic growth for the segment, seven of those with growth at 20% or better.

The company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of non-GAAP Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“Our company had extraordinary performance in the second quarter on both the top and bottom-line,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “These were the best results since we started to transform the Company nearly five years ago. The investments made in the core company and the synergies with our strategic acquisitions are beginning to display nice leverage and upside.”

Kummeth added, “The growth rate in Protein Platforms this quarter was the largest ever, even with the division being twice as big as it was when we acquired ProteinSimple. ACD’s revenue is also on a run-rate that is twice as large as when we bought the company 18 months ago, and its growth rate is still very strong. Finally, the investments we have made in our core Biotech division, including commercial expansion, digital marketing, and new product innovation, are rejuvenating our combined proteins/antibody/assay business with double-digit growth not seen in a long time.”

Kummeth concluded, “None of this would be possible without our people and the EPIC culture they have created here at Bio-Techne. I’m very proud of how the team has worked together across divisions and regions to show double digit growth in every major life science market.”

Second Quarter Fiscal 2018

Revenue

Net sales for the second quarter increased 17% to $154.2 million. Organic growth was 14% compared to the prior year, with currency translation having a positive impact of 2% and acquisitions contributing 1% to revenue growth.

GAAP Earnings Results

GAAP EPS increased to $1.29 per diluted share, versus $0.20 in the same quarter last year. GAAP operating income for the second quarter of fiscal 2018 increased 35% to $24.1 million, compared with $17.9 million in the second quarter of fiscal 2017. GAAP operating margin was 15.7%, compared to 13.6% in the second quarter of fiscal 2017. GAAP operating margin compared to prior year was positively impacted by strong volume leverage on amortization of acquisition-related intangibles.

Non-GAAP Earnings Results

Adjusted EPS increased to $1.02 per diluted share, versus $0.81 in the same quarter last year. Adjusted operating income for the second quarter of fiscal 2018 increased 16% compared to the same quarter last year. Adjusted operating margin was 35.0%, compared with 35.3% in the second quarter of fiscal 2017. Adjusted operating margin compared to prior year was negatively impacted by product mix, which was mostly offset by strong volume leverage.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s three business segments, as highlighted below. Since these results are used for this purpose, they are also considered to be prepared in accordance with GAAP.

Biotechnology Segment

The Company’s Biotechnology segment develops, manufactures and sells proteins, antibodies, immunoassays, flow cytometry products, intracellular signaling products, assays to study cell growth and behavior, as well as biologically active chemical compounds used in biological research and ACD’s in situ hybridization detection products. Biotechnology segment’s second quarter fiscal 2018 net sales were $101.4 million, an increase of 18% from $86.0 million for the second quarter of fiscal 2017. Organic growth for the segment was 14%, with currency translation having a favorable impact of 3% on revenue growth and acquisitions contributing 1% to revenue growth. Biotechnology segment’s adjusted operating margin was 45.6% in the second quarter of fiscal 2018 compared to 45.9% in the second quarter of fiscal 2017. The lower adjusted operating margin was driven by product mix as well as additional investments in global commercial resources and administrative infrastructure, especially in support of ACD’s revenue growth.

Protein Platforms Segment

The Company’s Protein Platforms segment develops and commercializes proprietary systems and consumables for protein analysis. Protein Platforms segment’s second quarter fiscal 2018 net sales were $29.4 million, an increase of 36% from $21.5 million for the second quarter of fiscal 2017. Organic growth for the segment was 33% with currency translation having a favorable impact of 3% on revenue growth. The Protein Platforms segment’s adjusted operating margin was 20.8% in the second quarter of fiscal 2018 compared to 8.6% in the second quarter of fiscal 2017. The higher adjusted operating margin was driven by strong volume leverage and productivity gains in operations.

Diagnostics Segment

The Company’s Diagnostics segment develops and manufactures a range of controls and calibrators for various blood chemistry and blood gas clinical instruments, hematology instruments controls as well as quality controls, diagnostic immunoassays and other bulk and custom reagents for the in vitro diagnostic market. Additionally, the Diagnostics segment develops and manufactures bulk purified proteins, enzymes, disease-state plasmas, infectious disease antigens and processed sera to the clinical diagnostic industry. The Diagnostics segment’s second quarter fiscal 2018 net sales were $23.4 million, a decrease of 4% compared to the second quarter of fiscal 2017. Volume was negatively affect by continued OEM order push-outs in a very cost conscience diagnostics industry. The Diagnostics segment’s adjusted operating margin was 16.1% in the second quarter of fiscal 2018 compared to 23.8% in the second quarter of fiscal 2017. The lower adjusted operating margin was driven by decreased volume leverage and margin mix of OEM product sales.

Conference Call

Bio-Techne will host an earnings conference call today, February 6, 2018 at 8:00 a.m. CST. To listen, please dial 1-800-289-0438 or 1-323-794-2423 for international callers, and reference conference ID 7451743. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. To access the replay, U.S. callers should dial 1-844-512-2921 or international callers should dial 1-412-317-6671, and enter the replay access code 7451743. The replay can also be accessed by going to: http://audio.viavid.com/20180206-127991-bio-techne.mp3

The replay will be available from 11:00 a.m. CST on Tuesday, February 6, 2018 until 11:00 p.m. CST on Tuesday, March 6, 2018.

Use of non-GAAP Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

● Adjusted diluted earnings per share

● Adjusted net earnings

● Adjusted gross margin

● Adjusted operating income

● Adjusted operating margin

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, and adjusted net earnings, in total and on a per share basis, exclude the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, and acquisition related expenses. The Company excludes amortization of purchased intangible assets and purchase accounting adjustments, including costs recognized upon the sale of acquired inventory and acquisition-related expenses, from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Additionally, these amounts can vary significantly from period to period based on current activity.

The Company’s non-GAAP adjusted operating margin and adjusted net earnings, in total and on a per share basis, also excludes stock based compensation expense and certain adjustments to income tax expense. Stock based compensation is excluded from non-GAAP adjusted earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, and the variety of award types. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a leading developer and manufacturer of high quality purified proteins––notably cytokines and growth factors, antibodies, immunoassays, as well as biologically active small molecule compounds and ACD’s in situ hybridization detection products --- which are sold to biomedical researchers and clinical research laboratories; these operations constitute the core Biotechnology Division, headquartered in Minneapolis, Minnesota. The Protein Platforms Division manufactures innovative protein analysis tools under the ProteinSimple brand name that greatly automate western blotting and immunoassay practices. The Diagnostics Division manufactures FDA-regulated controls, calibrators, blood gas and clinical chemistry controls and other reagents for OEM customer and clinical customers. Bio-Techne products are integral components of scientific investigations into biological processes and the nature, etiology and progression of specific diseases. They aid in drug discovery efforts and provide the means to develop accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $563 million in net sales in fiscal 2017 and has approximately 1,800 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:	David Clair, Investor Relations ir@bio-techne.com 646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/17	12/31/16	12/31/17	12/31/16
Net sales	$154,153	$131,807	$298,766	$262,388
Cost of sales	52,319	43,664	99,064	86,901
Gross margin	101,834	88,143	199,702	175,487
Operating expenses:
Selling, general and administrative	63,775	56,981	122,064	102,405
Research and development	13,911	13,281	27,459	26,046
Total operating expenses	77,686	70,262	149,523	128,451
Operating income	24,148	17,881	50,179	47,036
Other income (expense)	(2,417)	(2,693)	(5,480)	(4,064)
Earnings before income taxes	21,731	15,188	44,699	42,972
Income taxes	(27,116)	7,721	(20,011)	16,663
Net earnings	$48,847	$7,467	$64,710	$26,309
Earnings per share:
Basic	$1.30	$0.20	$1.73	$0.70
Diluted	$1.29	$0.20	$1.71	$0.70
Weighted average common shares outstanding:
Basic	37,449	37,308	37,412	37,294
Diluted	37,926	37,478	37,816	37,475

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS	12/31/17	6/30/17
Cash and equivalents	$121,458	$91,612
Short-term available-for-sale investments	40,927	66,102
Trade accounts receivable	98,498	116,830
Inventory	68,280	60,151
Other current assets	16,923	13,330
Total current assets	346,086	348,025

Property and equipment, net	138,461	135,124
Goodwill and intangible assets, net	1,027,461	1,031,068
Other non-current assets	43,414	44,002
Total assets	$1,555,422	$1,558,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$52,363	$61,976
Deferred revenue	6,016	5,968
Income taxes payable	-	2,478
Contingent consideration payable	53,300	65,100
Total current liabilities	111,679	135,522

Deferred taxes	74,103	120,596
Long-term debt obligations	362,500	343,500
Long-term contingent consideration payable	-	3,300
Other long-term liabilities	9,321	5,674
Stockholders’ equity	997,819	949,627
Total liabilities and stockholders’ equity	$1,555,422	$1,558,219

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/17	12/31/16	12/31/17	12/31/16
Gross margin percentage – GAAP	66.1%	66.9%	66.8%	66.9%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.2%	0.6%	0.2%	0.8%
Amortization of intangibles	3.9%	3.5%	4.1%	3.3%
Gross margin percentage - Adjusted	70.2%	71.0%	71.1%	71.0%

BIO-TECHNE CORPORATION

RECONCILIATION OF OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/17	12/31/16	12/31/17	12/31/16
Operating margin percentage – GAAP	15.7%	13.6%	16.8%	17.9%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.2%	0.6%	0.2%	0.8%
Amortization of intangibles	7.3%	8.8%	7.6%	8.3%
Acquisition related expenses	8.5%	9.2%	7.5%	6.0%
Stock based compensation	3.3%	3.1%	3.0%	2.8%
Operating margin percentage - Adjusted	35.0%	35.3%	35.1%	35.8%

BIO-TECHNE CORPORATION

RECONCILIATION OF NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/17	12/31/16	12/31/17	12/31/16
Net earnings – GAAP	$48,847	$7,466	$64,710	$26,309
Identified adjustments:
Costs recognized upon sale of acquired inventory	264	787	582	2,133
Amortization of intangibles	11,296	11,627	22,675	21,815
Acquisition related expenses	13,236	12,144	22,855	15,731
Stock based compensation	5,044	4,055	8,839	7,245
Tax impact of above adjustments	(4,244)	(5,153)	(7,644)	(10,351)
Tax impact of discrete items and other adjustments	(35,589)	(514)	(36,941)	(832)
Net earnings - Adjusted	$38,854	$30,412	$75,076	$62,050

Earnings per share - diluted – Adjusted	$1.02	$0.81	$1.98	$1.66

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/17	12/31/16	12/31/17	12/31/16
Biotechnology segment revenue	$101,411	$85,953	$196,487	$172,740
Protein Platforms segment revenue	29,388	21,548	54,028	41,121
Diagnostics segment revenue	23,429	24,330	48,415	48,563
Intersegment revenue	(75)	(24)	(164)	(36)
Consolidated revenue	$154,153	$131,807	$298,766	$262,388

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED		SIX MONTHS ENDED
	12/31/17	12/31/16	12/31/17	12/31/16
Biotechnology segment operating income	$46,210	$39,474	$90,813	$81,954
Protein Platforms segment operating income	6,119	1,843	9,175	2,052
Diagnostics segment operating income	3,777	5,801	9,606	12,104
Segment operating income	56,106	47,118	109,594	96,110
Costs recognized upon sale of acquired inventory	(264)	(787)	(582)	(2,131)
Amortization of intangibles	(11,296)	(11,627)	(22,675)	(21,815)
Acquisition related expenses	(13,150)	(12,058)	(22,683)	(15,590)
Stock based compensation	(5,044)	(4,055)	(8,839)	(7,245)
Corporate general, selling, and administrative	(2,204)	(710)	(4,636)	(2,293)
Operating income	$24,148	$17,881	$50,179	$47,036

BIO-TECHNE CORPORATION

GAAP PURCHASE ACCOUNTING ITEMS

(In thousands)

As disclosed in in the June 30, 2017 Form 10-K, during the fourth quarter of fiscal year 2017, management identified certain errors related to purchase accounting items for the ACD acquisition recorded during the second quarter of fiscal year 2017. We concluded that these errors were not material to each of the respective periods; however, we elected to report the corrected amount for the fourth quarter of fiscal year 2017 and revise the previously reported 2017 quarterly information in future filings to reflect the properly stated amounts. These items impact the cost recognized upon the sale of acquired inventory, other acquisition related costs recorded within selling, general and administrative costs, interest expense and income taxes and resulted in a favorable impact to previously reported quarterly results as outlined in the table below.

	QUARTER ENDED	SIX MONTHS ENDED
	12/31/16	12/31/16
Cost of sales	$3,061	$5,936
Selling, general and administrative	(1,326)	(487)
Interest expense	(86)	(143)
Income taxes	(495)	(1,592)
Incremental net earnings	$1,154	$3,714

The fiscal year 2017 results in this release have been updated to reflect the adjustments in the table above. There was no impact to quarterly or year-to-date reported non-GAAP results.